Exhibit 99.1

CTI Group Announces Appointments of CEO and President and CFO

INDIANAPOLIS, IN, March 11, 2015 – CTI Group (Holdings) Inc. (OTC: CTIG), a global provider of carrier-grade software solutions and services which empower organizations through communication analytics, today announced that Manfred Hanuschek has been named as CTI Group’s Chief Executive Officer and President, and that Nathan Habegger has been named as the Company’s Chief Financial Officer. Mr. Hanuschek has served as CTI Group’s interim Chief Executive Officer and President since January 1, 2015 and served as CTI Group’s Chief Financial Officer since June 2000. Mr. Habegger has served as CTI Group’s Vice President of Finance since June 2005. The appointments of Messrs. Hanuschek and Habegger are effective immediately.

“Fred and Nate have done a terrific job in helping to lead our organization and we are delighted that they will continue to do so,” Michael Reinarts, CTI Group’s Chairman of the Board, commented. “Fred and Nate have been an integral part of CTI Group’s management team, and we look forward continuing to benefit from their significant industry expertise as we seek to execute on our strategies and take advantage of opportunities to increase shareholder value.” Mr. Reinarts continued.

Mr. Hanuschek added: “I’m honored to have this opportunity to lead our fellow CTI Group teammates. I am surrounded by talented leaders and convinced that the depth of our team and the breadth of opportunity for CTI Group are extremely strong. I would like to thank the board of directors and my fellow employees for their continued confidence and support.”

Mr. Habegger stated: “I look forward to assuming new management responsibilities. I am excited to help realize the full potential of our business model as we move forward.”

About CTI Group - CTI Group (Holdings) Inc. is an international provider of electronic invoice processing and management, enterprise communications management software and services solutions, and carrier class voice over internet protocol (VoIP) management applications. CTI Group’s Analysis, SmartBill®, SmartRecord® and Proteus® product suites offer Carriers a full array of Cloud-based, real-time solutions for traffic analysis, post-billing call analysis, customer care and call recording. CTI Group’s products are used by some of the top service providers in North America and Europe, and play a trusted role in managing telephony costs at major corporations internationally. Headquartered in Indianapolis, CTI Group maintains overseas offices in London and Blackburn, UK. For more information, please visit CTI Group’s website at www.ctigroup.com.

Safe Harbor Statement

This release may contain “forward-looking” statements. Examples of forward-looking statements include, but are not limited to: (a) projections of revenue, capital expenditures, growth, prospects, dividends, capital structure and other financial matters; (b) statements of plans and objectives of CTI Group or its management or Board of Directors; (c) statements of future economic performance; (d) statements of assumptions underlying other statements and statements about CTI Group and its business relating to the future; and (e) any statements using the words “could”, “should”, “anticipate”, “expect”, “may”, “project”, “intend”, “will”, “believe”

or similar expressions. CTI Group’s ability to predict projected results or the effect of events on CTI Group’s operating results is inherently uncertain. Forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those discussed in this document. These factors include, but are not limited to: effects of current economic crisis, ability to attract and retain customers to purchase its products, ability to develop or launch new software products, technological advances by third parties and competition, ability to protect CTI Group’s patented technology, ability to obtain settlements in connection with its patent enforcement activities and risks described in CTI Group’s periodic reports filed with the U.S. Securities and Exchange Commission.

Press Contact

Fred Hanuschek - 317.262.4666

2